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Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New England Realty Associates Limited Partnership (the "Partnership") on Form 10-Q for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harold Brown, the Treasurer and a Director of the Partnership's General Partner, NewReal, Inc., certify, pursuant to 18.U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ HAROLD BROWN
Harold Brown Principal Financial Officer (Treasurer and Director of the Partnership's General Partner, NewReal, Inc.)

August 11, 2008

        This certification accompanies each Report pursuant to SS906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of SS18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by SS 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2